Exhibit 10.4
STOCKHOLDERS’ AGREEMENT
Dated as of June 17, 2007
between
Lexicon Pharmaceuticals, Inc.
and
Invus, L.P.

TABLE OF CONTENTS

Page
ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.01 Certain Definitions	1

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.01 Composition of the Board	6
SECTION 2.02 Vacancies	7
SECTION 2.03 Committees; Subsidiary Board	7
SECTION 2.04 Certificate of Incorporation and By-Laws to Be Consistent	8
SECTION 2.05 Approval of the Investor Required for Certain Actions	8
SECTION 2.06 Termination of Corporate Governance Provisions	8

ARTICLE III

VOTING OF SHARES

SECTION 3.01 Agreement with Respect to Voting of Common Stock	9
SECTION 3.02 Termination of Voting Provisions	9

ARTICLE IV

STANDSTILL, ACQUISITIONS
OF SECURITIES AND OTHER MATTERS

SECTION 4.01 Acquisitions of Common Stock	10
SECTION 4.02 Rights to Purchase New Securities	12

ARTICLE V

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES
SECTION 5.01 General	14
SECTION 5.02 Restrictive Legends	15
SECTION 5.03 Termination of Transfer Restriction Provisions	15

ARTICLE VI

INFORMATION RIGHTS

i

ii

STOCKHOLDERS’ AGREEMENT
     This Stockholders’ Agreement (this “Agreement”) is made as of June 17, 2007, among Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Invus, L.P., a Bermuda limited partnership (the “Investor”).
     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investor will enter into (a) a warrant agreement (the “Warrant Agreement”) which will govern the terms of warrants to purchase (the “Warrants”) an aggregate of 16,498,353 shares of common stock, par value $0.001 per share (“Company Common Stock”) to be issued by the Company to the Investor, (b) a securities purchase agreement (the “Securities Purchase Agreement”), upon the terms and subject to the conditions of which, (i) the Company will issue and sell to the Investor, and the Investor will purchase, a number of shares of Company Common Stock that, together with any shares already owned by the Investor and any shares received by the Investor upon exercise of the Warrants, equal to 40% of the outstanding shares of Company Common Stock and (ii) the Investor will have the right to cause the Company to conduct up to two Rights Offerings (as defined herein) and (c) a registration rights agreement (the “Registration Rights Agreement”) providing for certain registration rights with respect to the Company Common Stock issuable as contemplated by the Securities Purchase Agreement and upon the exercise of the Warrants; and
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     SECTION 1.01   Certain Definitions. (a) As used in this Agreement, the following terms shall have the following respective meanings:
     “affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
     “beneficial owner” (and the related terms “beneficially owned,” “beneficial owner” and “beneficial ownership”) has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
     “Board” means the Board of Directors of the Company.
     “By-Laws” means the Restated By-Laws of the Company, effective February 3, 2000, as they may hereafter be amended from time to time.
     “Cause” means, with respect to any director, a conviction of, or a plea of nolo contendere to, a crime constituting (i) a felony under the laws of the United States or any state thereof or (ii) a misdemeanor for which a sentence of more than six months’ imprisonment is imposed.

     “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, dated as of April 5, 2000, as it may hereafter be amended from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Confidential Information” means any information obtained by the Investor pursuant to Section 6.01, except for any information that (a) is or becomes publicly available other than as a result of a disclosure by the Investor, (b) is already in the Investor’s possession (provided, that such information was not known by the Investor to be subject to any legal or contractual obligation of confidentiality owed to the Company), (c) is or becomes available to the Investor on a non-confidential basis from a source other than the Company (provided, that such source was not known by the Investor to be subject to any legal or contractual obligation to the Company to keep such information confidential), or (d) is independently developed by the Investor or on the Investor’s behalf without violating any of the Investor’s obligations under section 6.01(c).
     “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.
     “DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.
     “Encumbrance” (including correlative terms such as “Encumber”) means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, hypothecation, violation, condition or restriction of any kind or other encumbrance of any kind.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
     “Independence Standard” means the standard of independence necessary for a director to qualify as an “Independent Director” as such term (or any replacement term) is used under the rules and listing standards of the Nasdaq Stock Market or any other securities exchange on which the Company Common Stock is then listed as such rules and listing standards may be amended from time to time.
     “Independent Directors” means directors who comply with the Independence Standards.
     “Initial Closing” means the closing of the issuance, purchase and sale of the Initial Shares (as such term is defined in the Securities Purchase Agreement) as contemplated by the Securities Purchase Agreement.

     “Investor Designated Director” means such person as is so designated by the Investor prior to the Initial Closing and from time to time in accordance with this Agreement, to serve as a member of the Board.
     “Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or the Investor, as the case may be (including any requirements under the DGCL and the Exchange Act).
     “Marketed Offering” means a registered, underwritten Qualified Offering that is broadly marketed and has at least 12 buyers (which shall include a registered, directed share program to at least such number of buyers).
     “Nasdaq Regulation” means the rules and regulations of the Nasdaq Stock Market or any other applicable securities exchange on which the Company Common Stock is then listed.
     “New Securities” means any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever (including convertible debt securities) that are, or may become, convertible into or exchangeable or exercisable for capital stock of the Company; provided, that the term “New Securities” does not include (a) capital stock or rights, options or warrants to acquire capital stock of the Company issued to employees, consultants, officers or directors of the Company or any Subsidiary, or which have been reserved for issuance, pursuant to employee stock option, stock purchase, stock bonus plan, or other similar compensation plan or arrangement approved by the Board, (b) securities of the Company issued to all then-existing stockholders in connection with any stock split, stock dividend, reclassification or recapitalization of the Company, (c) securities of the Company issued upon the exercise of warrants that are outstanding as of the date of this Agreement, and (iv) securities of the Company issued in connection with a transaction of the type described in Rule 145 under the Securities Act.
     “Permitted Transferee” means, with respect to a specified person, any affiliate of such person.
     “person” means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act), trust, association, or entity or government, political subdivision, agency or instrumentality of government.
     “Qualified Offering” means a bona fide financing transaction by the Company comprised of an issuance of Company Common Stock by the Company (excluding any shares issued pursuant to stock options or other stock-based awards issued to employees, consultants, officers or directors of the Company or any Subsidiary, warrants outstanding as of the date hereof, the issuance of the Initial Shares, the issuance of any Warrant Shares and the Rights Offerings) at a price greater than $4.50 per share (appropriately adjusted for any stock splits, reverse splits, stock dividends, combinations or similar transactions occurring after the date hereof and prior to any such Qualified Offering) and which transaction is not entered into in connection with the entry by the Company into any other transaction (including, a collaboration or license for the discovery, development or commercialization of pharmaceutical products) involving the purchaser of such Company Common Stock.
     The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.
     “Related Agreements” means the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant Agreement.
     “Representative” means, as to any person, such person’s affiliates and its and their directors, officers, employees, agents, advisors (including financial advisors, counsel and accountants) and such person’s financing sources.
     “Required Director Number” shall mean (i) until the first anniversary of the Initial Closing, three Investor Designated Directors, (ii) from and after the first anniversary of the Initial Closing, a number of Investor Designated Directors equal to the greater of three or 30% of all members of the Board, rounded up to the nearest whole number of directors; provided, that, if the percentage of all the outstanding shares of Company Common Stock represented by the number of shares of Company Common Stock beneficially owned by the Investor falls below 30%, then the Required Director Number shall be a number of Investor Designated Directors equal to such percentage of all members of the Board, rounded up to the nearest whole number of directors, and (iii) from and after the date on which the shares of Company Common Stock (excluding any Restricted Shares) beneficially owned by the Investor represent more than 50% of the total number of shares of Company Common Stock then outstanding, a percentage of all the members of Board, rounded up to the nearest whole number of directors, equal to the percentage of all the outstanding Company Common Stock represented by the number of shares of Company Common Stock (including Restricted Shares) beneficially owned by the Investor.
     “Rights” means the rights to purchase shares of Company Common Stock to be issued by the Company pursuant to the Rights Offerings as contemplated by the Securities Purchase Agreement.
     “Rights Offerings” means the issuance by the Company to its stockholders of rights to purchase shares Company Common Stock as contemplated by the Securities Purchase Agreement.
     “Rights Offering Threshold” means, as applicable, the First Rights Offering Amount or the Second Rights Offering Amount (as such terms are defined in the Securities Purchase Agreement).
     “Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     “Sale” means any sale, assignment, transfer, distribution or other disposition of a security or of a participation therein, or other conveyance of legal or beneficial interest therein, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Sell” and “Sold” means to complete a Sale.
     “subsidiary” or “subsidiaries” of any person means any corporation, partnership, limited liability company, joint venture, association or other legal entity of which such person (either alone or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
     “Unaffiliated Board” means a majority of (a) the members of the Board not designated by the Investor pursuant to this Agreement and present at any meeting at which an action by such members is to be taken or (b) all of the members of the Board not designated by the Investor pursuant to this Agreement, if action is taken by written consent as permitted under the By-Laws.
     “Unrestricted Shares” means all shares of Company Common Stock beneficially owned by the Investor that are not Restricted Shares.
     “Warrant Shares” means any shares of Company Common Stock issuable upon the exercise of the Warrants.
     (b)   Each of the following terms is defined in the Section set forth opposite such term:

Location of
Defined Term	Definition
Agreement	Preamble
Company	Preamble
Company Common Stock	Recitals
Investor	Preamble
Midrange Price	§ 4.02(c)
Notice of Issuance	§ 4.02(b)
Offering Size	§ 4.02(c)
Overallotment Shares	§ 4.02(d)
Percentage Limit	§ 4.01(a)
Pro Rata Number	§ 4.02(a)
Price Range	§ 4.02(c)
Registration Rights Agreement	Recitals
Restricted Shares	§ 4.01(a)

Location of
Defined Term	Definition
Securities Purchase Agreement	Recitals
Subsidiary Board	§ 2.03(c)
Warrant Agreement	Recitals
Warrants	Recitals
ARTICLE II
CORPORATE GOVERNANCE
     SECTION 2.01   Composition of the Board. (a) From and after the Initial Closing, the Investor shall be entitled to designate the Required Director Number of persons to serve as members of the Board. Prior to the Initial Closing, the Investor shall designate three persons for election or appointment as Investor Designated Directors and the Company shall nominate such designees and shall take such further action as may be necessary to cause such designees to be elected or appointed to the Board as Investor Designated Directors effective no later than the Initial Closing Date (as such term is defined in the Securities Purchase Agreement) and from time to time upon changes in the Required Number of Directors. The Board shall include its determination that the Investor Designated Directors are Independent Directors in any minutes relating to a meeting at which such determination is made (or, if action is taken by the unanimous written consent of the Board, in any consent filed with the minutes of the proceedings of the Board) and in any filing, announcement or other document or communication required by applicable Law or Nasdaq Regulation. So long as the Board shall remain classified under the DGCL, it shall be divided into three classes of an equal, or as close as possible to an equal, number of directors and the Investor Designated Directors shall be allocated among the classes of the Board as equally as possible (for example, the initial three Investor Designated Directors shall each be placed in different classes) and shall otherwise serve and be compensated in a manner consistent with the other members of the Board and the terms of the Certificate of Incorporation and the By-Laws.
     (b)   From and after the Initial Closing, in connection with each stockholders’ meeting of the Company at which directors will be elected, the Investor shall be entitled, at any time prior to the mailing of the applicable proxy statement of the Company, to designate and nominate for election to the Board the Investor Designated Directors in accordance with Section 2.01(a). The Company and the Board will include the Investor’s designees in each slate of directors proposed, recommended or nominated for election by the Company or the Board, and will recommend and use all reasonable efforts to cause the election of such designees.
     (c)   The Company, subject to the Board’s fiduciary duties, shall take all necessary and desirable actions within its control (including calling special meetings of the Board and stockholders) to effectuate the provisions of this Section 2.01. Without limiting the foregoing, the Company shall use its best efforts, in connection with each annual or special meeting of stockholders held to elect directors to the Board, to solicit from its stockholders eligible to vote in the election of directors proxies in favor of the election of each person designated for election as an Investor Designated Director in accordance with this Section 2.01, and against the election of any candidate whose election would adversely impact the election to, or opportunity to serve on, the Board of any such Investor Designated Director.
     SECTION 2.02   Vacancies. From and after the Initial Closing, in the event of any vacancy for any reason in any Board seat reserved for Investor Designated Directors, the Investor shall have the sole right to nominate another person to serve as an Investor Designated Director. To the extent permitted by the Certificate of Incorporation and the By-Laws, the Company shall nominate such designees and shall take such further action as may be necessary to cause such designees to be elected or appointed to the Board as Investor Designated Directors as soon as possible after the occurrence of the nomination to fill such vacancy. No Investor Designated Director shall be removed as a director of the Company without Cause, without the approval of a majority of the other Investor Designated Directors then in office.
     SECTION 2.03   Committees; Subsidiary Board. (a) From and after the Initial Closing, the Board shall have such committees as may be required by applicable Law or Nasdaq Regulation, and such other committees as the Board may from time to time establish. Each such committee and the Board shall take all actions necessary so that each such committee shall be comprised of not less than three directors. From and after the Initial Closing, upon the request of the Investor and to the extent permitted by applicable Law and Nasdaq Regulation, subject to Section 2.03(b), the Company and the Board shall take all actions necessary so that the Investor shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each committee of the Board as it has on the Board. The quorum, notice and action requirements of each committee of the Board shall, to the extent requested by the Investor, be the same as the quorum, notice and action requirements of the Board.
     (b)   To the extent that no Investor Designated Director is permitted under applicable Law or Nasdaq Regulations to serve on a particular committee of the Board, the Company and the Board shall take all action necessary to permit at least one Investor Designated Director to attend each meeting of such committee as a non-voting observer, in each case to the extent permitted by such applicable Law or Nasdaq Regulation, and such observer shall be provided with such notice of the meeting and information regarding the meeting as is provided to members of such committee. Notwithstanding the foregoing, if the Board is to consider a transaction involving the Company, on the one hand, and the Investor or its affiliates, on the other hand, and the Board establishes a special committee in connection with the consideration of such transaction, the Investor Designated Directors shall not be entitled to be members of, and the Investor shall not be entitled to attend, the meetings of such special committee.
     (c)   Subject to applicable Law and Nasdaq Regulations, from and after the Initial Closing, upon the request of the Investor, the Company and the Board shall take all actions necessary so that the composition of the board of directors, general partner, managing member (or controlling committee thereof) or any other board or committee serving a similar function with respect to each of the Company’s subsidiaries (each a “Subsidiary Board”) and each committee of each Subsidiary Board shall be proportionate to the composition requirements of the Board and of each committee thereof, such that the Investor shall have the same proportional representation (rounded to the nearest whole number of directors, but in no event less than one) on each Subsidiary Board and committee thereof as it has on the Board and committees thereof.

The quorum, notice and action requirements of each Subsidiary Board and of each committee of each Subsidiary Board shall, to the extent requested by the Investor, be the same as the quorum, notice and action requirements of the Board and each committee thereof.
          SECTION 2.04   Certificate of Incorporation and By-Laws to Be Consistent. The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Certificate of Incorporation or the By-Laws or any of the corresponding constituent documents of the Company’s subsidiaries contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the Investor hereunder.
          SECTION 2.05   Approval of the Investor Required for Certain Actions. From and after the Initial Closing, in addition to any approval by the Board required by the Certificate of Incorporation, the By-Laws, applicable Law or Nasdaq Regulation, the prior written approval of the Investor shall be required in order for the Company to take, or the Board to approve, authorize or effect, any of the following (including by merger, consolidation or otherwise):
     (a)   the creation (by reclassification or otherwise) or issuance of any new class or series of shares of capital stock of the Company (or securities convertible into or exercisable for shares of capital stock of the Company) having rights, preferences or privileges senior to or on parity with the Company Common Stock;
     (b)   any amendment to the Certificate of Incorporation or By-Laws, or the adoption of or amendment to the certificate of incorporation or by-laws of any subsidiary of the Company, that would adversely affect the Investor’s rights under this Agreement or any of the Related Agreements;
     (c)   any action to repurchase, retire, redeem or otherwise acquire any equity securities (or securities convertible into or exchangeable for equity securities) of the Company or any subsidiary of the Company, pursuant to self-tender offers, stock repurchase programs, open market transactions, privately-negotiated purchases or otherwise;
     (d)   any increase in the authorized number of directors of the Board above twelve (12);
     (e)   take any action to adopt, or propose to adopt, or maintain any shareholders’ rights plan, “poison pill” or other similar plan or agreement, unless the Investor is exempt from the provisions of such shareholders’ rights plan, “poison pill” or other similar plan or agreement; or
     (f)   any authorization of, or entering into an agreement for, or the commitment to agree to take, any of the foregoing actions.
          SECTION 2.06   Termination of Corporate Governance Provisions. (a) The provisions of Section 2.01, 2.02, 2.03 and 2.04 shall terminate on the date on which the shares of Company Common Stock beneficially owned by the Investor represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding. The Investor shall have the right to cause any or all of the provisions of Sections 2.01, 2.02, 2.03 and 2.04, as specified in writing by the Investor, to terminate on any date following the date on which the shares of Company Common Stock (excluding any Restricted Shares) beneficially owned by the Investor represent more than 50% of the aggregate number of shares of Company Common Stock then outstanding.
          (b)   The provisions of Section 2.05 shall terminate upon the earlier to occur of (i) the tenth anniversary of the Initial Closing and (ii) the date on which the shares of Company Common Stock beneficially owned by the Investor represent less than 15% of the aggregate number of shares of Company Common Stock then outstanding.
ARTICLE III
VOTING OF SHARES
          SECTION 3.01   Agreement with Respect to Voting of Common Stock. (a) In any election of directors at a meeting of the stockholders of the Company occurring following the Initial Closing, so long as the Company is in compliance with Article 2 and the Required Director Number of Investor Designated Directors are nominated to and, if applicable serving on, the Board, the Investor shall cause all shares of Company Common Stock held by it and entitled to vote for the election of directors to be represented at such meeting either in person or by proxy and to be voted for all persons nominated by the Board for election as directors, including the Investor Designated Directors.
          (b)   With respect to all other matters submitted to a vote of the holders of Company Common Stock after the Initial Closing, the Investor shall vote any Restricted Shares beneficially owned by it, if any, on such matters in the same proportion as all the votes cast by other holders of Company Common Stock, unless the Investor and the Company (acting with the approval of the Unaffiliated Board) shall agree otherwise, and shall be free to vote all Unrestricted Shares in its sole discretion.
          SECTION 3.02   Termination of Voting Provisions. The provisions of Section 3.01 shall terminate on the earliest to occur of:
     (a)   the tenth anniversary of the Initial Closing;
     (b)   the date on which the shares of Company Common Stock beneficially owned by the Investor represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding;
     (c)   on the date on which the shares of Company Common Stock (excluding any Restricted Shares) beneficially owned by the Investor represent more than 50% of the aggregate number of shares of Company Common Stock then outstanding; or
     (d)   the termination of 4.01 pursuant to Section 4.01(c).

ARTICLE IV
STANDSTILL, ACQUISITIONS
OF SECURITIES AND OTHER MATTERS
     SECTION 4.01   Acquisitions of Common Stock. (a) From and after the Initial Closing, without the prior approval of the Unaffiliated Board, the Investor shall not, and shall cause its affiliates not to, purchase or otherwise acquire, directly or indirectly, beneficial ownership of any shares of Company Common Stock if, after giving effect to any such acquisition, the number of shares of Company Common Stock beneficially owned by the Investor would exceed 49% of the aggregate number of shares of Company Common Stock then outstanding. Notwithstanding the foregoing, this Section 4.01 shall not restrict the acquisition by the Investor or its affiliates of any securities of the Company (i) by way of stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by the Company to holders of the Company Common Stock, or (ii) pursuant to the acquisition of Company Common Stock or other securities as permitted or contemplated by the Related Agreements, including upon the exercise of Rights issued in accordance with the Securities Purchase Agreement and the acquisition of any New Securities pursuant to Section 4.02. Any shares of Company Common Stock acquired by the Investor from third parties after the date hereof, to the extent, and for so long as, such shares result in the Investor beneficially owning in excess of the Percentage Limit of all shares of Company Common Stock then outstanding, are referred to herein as “Restricted Shares”. For the avoidance of doubt, no shares of Common Stock that were Unrestricted Shares shall become Restricted Shares upon and as a result of the acquisition by the Investor or its affiliates of additional shares of Company Common Stock as contemplated by the second sentence of this Section 4.01(a). “Percentage Limit” shall mean 40%; provided, that if, as a result of any acquisition by the Investor or its affiliates of additional shares of Company Common Stock or other securities as contemplated by the second sentence of this Section 4.01(a), the Investor’s percentage ownership (excluding any shares that are Restricted Shares immediately prior to such acquisition) of all the outstanding shares of Company Common Stock would exceed 40%, then the Percentage Limit shall be such percentage ownership.
     (b)   Except for acquisitions and actions permitted by this Article IV and by the Related Agreements, the Investor agrees that, from and after the Initial Closing, it will not, and shall cause its affiliates not to, without the prior approval of the Unaffiliated Board, directly or indirectly:
     (i)   make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the Commission) to vote any voting securities of the Company or any subsidiary thereof; provided, however, that the prohibition in this Section 4.01(b) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act or any successor provision;
     (ii)   submit to the Board a written proposal for or offer of (with or without conditions), any merger, recapitalization, reorganization, business combination or other extraordinary transaction involving the Company or any subsidiary thereof or any of their securities or assets, or make any public announcement with respect to such a proposal or offer if it would reasonably be expected that the Company would conclude that it would have to make a public announcement of such proposal;
     (iii)   enter into any discussions, negotiations, arrangements or understandings with any third party (other than any person that would be a Permitted Transferee) with respect to any of the foregoing or any transaction prohibited by Section 4.01(a), or otherwise form, join or in any way engage in discussions relating to the formation of, or participation in, a group with any third party (other than any person that would be a Permitted Transferee), in connection with any of the foregoing or any transaction prohibited by Section 4.01(a); or
     (iv)   request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence);
provided, however, that none of the foregoing shall (A) prevent, restrict, Encumber or in any way limit the exercise of the fiduciary rights and obligations of any Investor Designated Director as a director or prevent, restrict, Encumber or in any way limit the ability of any Investor Designated Director to vote on matters, influence officers, employees, agents, management or the other directors of the Company, to take any action or make any statement at any meeting of the Board or any committee thereof, or otherwise act in his or her capacity as director; (B) prevent the Investor or any affiliate thereof from Selling any shares of Company Common Stock held by it or voting its shares of Company Common Stock; (C) apply to or restrict any discussions or other communications between or among directors, members, officers, employees or agents of any member of the Investor or any affiliate thereof; (iv) prohibit the Investor or any affiliate thereof from soliciting, offering, seeking to effect or negotiating with any person with respect to transfers of shares of Company Common Stock otherwise permitted by this Section 4.01 or (D) restrict any disclosure or statements required to be made by any Investor Designated Director or the Investor under applicable Law or Nasdaq Regulation.
     (c)   The provisions of this Section 4.01 shall terminate on the earliest to occur of:
     (i)   the tenth anniversary of the Initial Closing;
     (ii)   the date on which the shares of Company Common Stock beneficially owned by the Investor represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding;
     (iii)   on the date on which the shares of Company Common Stock (excluding any Restricted Shares) beneficially owned by the Investor represent more than 50% of the aggregate number of shares of Company Common Stock then outstanding;
     (iv)   the date on which any person announces or makes public any proposal or offer relating to (i) any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (including equity securities of any subsidiary of the Company) or businesses that constitute 50% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 50% or more of any class of equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person or the stockholders of any person would beneficially own 50% or more of any class of equity securities of the Company or of any resulting parent company of the Company, or on which the Board recommends, proposes to recommend, approves or proposes to approve any of the foregoing transactions; or
     (v)   the date on which any person (other than the Investor or its affiliates or any other person controlled by the Investor) acquires beneficial ownership, in one or a series of transactions, of assets (including equity securities of any subsidiary of the Company) or businesses that constitute 20% or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, or on which the Board recommends, proposes to recommend, approves or proposes to approve any of the foregoing transactions.
     SECTION 4.02   Rights to Purchase New Securities. (a) From and after the Initial Closing, in the event that the Company proposes to issue New Securities, except in connection with a bona fide acquisition of the business or assets of another person (it being understood that in such event, the Investor shall be entitled to purchase in the open market a number of shares of Company Common Stock necessary to maintain its Pro Rata Number), the Investor shall have the right to purchase, in lieu of the person to whom the Company proposed to issue such New Securities, in accordance with paragraph (b) below, a number of New Securities equal to the product of (i) the total number or amount of New Securities which the Company proposes to issue at such time and (ii) a fraction the numerator of which shall be the total number of shares of Company Common Stock which the Investor beneficially owns at the relevant measurement point (excluding shares, if any, acquired by the Investor in violation of its obligations under Section 4.01), and the denominator of which shall be the aggregate number of shares of Company Common Stock then outstanding (the number referred to in clause (ii), the “Pro Rata Number”).
     (b)   Subject to the provisions of Section 4.02(c), in the event that the Company proposes to undertake an issuance of New Securities, it shall give written notice (a “Notice of Issuance”) of its intention to the Investor indicating the exact price per New Security and the exact number of New Securities to be issued by the Company, and describing the material terms of the New Securities and the material terms upon which the Company proposes to issue such New Securities. The Investor shall have 10 business days from the date of receipt of the Notice of Issuance to agree to purchase all or a portion of the Investor’s pro rata share of such number of New Securities (as determined pursuant to paragraph (a) above) for the same consideration and otherwise upon the terms specified in the Notice of Issuance (unless better terms are provided to any other purchaser) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by the Investor. If the Investor exercises its right to purchase New Securities pursuant to this Section 4.02(b), the purchase and sale of such New Securities shall close at the same time as the issuance of New Securities to the other purchaser or purchasers and, subject to the preceding sentence, shall be issued on the same terms and subject to the same conditions as applicable to the other purchaser or purchasers; provided, that (i) such terms and conditions applicable to the Investor shall not include any restrictions on the transferability of such New Securities or any standstill, voting or other restriction, it being understood that all restrictions of such nature are contained in this Agreement, (ii) the Investor shall not be required to make any representations and warranties except those that relate solely to the Investor and (iii) the Investor will not be required to undertake any indemnification obligation. The rights given by the Company under this Section 4.02(b) shall terminate if unexercised within 10 business days after receipt of the Notice of Issuance referred to in this Section 4.02(b). Notwithstanding anything to the contrary contained herein, if (i) the price or any other material terms upon which the Company proposes to issue such New Securities are amended by the Company following the delivery to the Investor of the Notice of Issuance or (ii) the offering of New Securities to which a Notice of Issuance relates is not completed within 60 days from the delivery of such notice to the Investor, the Investor’s election with respect to the purchase of New Securities covered by such Notice of Issuance shall be void and the Company shall be obligated to deliver a new Notice of Issuance to the Investor, and the Investor shall be entitled to make a new election with respect to the purchase by it of New Securities covered by such notice within the 10-business day period from the date of delivery of the new Notice of Issuance and otherwise in accordance with the procedure specified in the second sentence of this Section 4.02(b).
     (c)   Notwithstanding anything to the contrary contained in Section 4.02(b), if the Company proposes to issue New Securities in an aggregate amount of at least $25,000,000, in a Marketed Offering, the Notice of Issuance may, (A) in lieu of providing the price at which the Company proposes to issue New Securities as a fixed dollar amount, provide an estimated range of prices within which the underwriter for such offering reasonably estimates the shares will ultimately be priced and (B) in lieu of providing an exact number of New Securities to be issued by the Company in such offering, provide an estimated number the underwriter for such offering reasonably estimates will ultimately be issued in such offering (the “Offering Size”). If the Investor desires to exercise its rights under this Section 4.02 with respect to such Marketed Offering, the Investor shall be required to make an election with respect to the purchase of up to a number of New Securities being offered equal to its pro rata portion of the Offering Size no later than 10 business days from the date of receipt of the Notice of Issuance; provided, that (i) the Investor’s obligation to purchase the number of New Securities subject to its election shall be conditioned upon (A) the issuance by the Company of a number of shares of Company Common Stock at least equal to the Offering Size and (B) the New Securities so issued being priced not higher than 10% above the closing price of the Company Common Stock on the Nasdaq Stock Market or the principal securities exchange on which the Company Common Stock is then listed on the date immediately prior to the date on which the Notice of Issuance is delivered to the Investor pursuant to this Section 4.02(c) (the “Midrange Price”) and not lower than 10% below the Midrange Price (the “Price Range”).
     Any Notice of Issuance provided by the Company to the Investor in connection with a Marketed Offering may specify a number of shares, not to exceed 15% of the Offering Size, that the underwriters or agents in such offering shall be entitled to purchase upon exercise of an overallotment option, if any (the “Overallotment Shares”). If the Investor desires to exercise its rights under this Section 4.02 with respect to Overallotment Shares, the Investor shall be required to make an election with respect to the purchase of up to its pro rata portion of the Overallotment Shares at the same time the Investor makes an election pursuant to Section 4.02(c); provided, that (i) the Investor’s obligation to purchase Overallotment Shares in accordance with its election shall be conditioned upon the Overallotment Shares being priced within the Price Range.
     The Investor shall be required to make the election contemplated by this Section 4.02(c) only with respect to that amount of New Securities as shall not exceed the current Rights Offering Threshold. The Investor shall retain the right to make an election in accordance with Section 4.02(b) following the final determination of the offering price and the number of New Securities, and, if applicable, the underwriters’ determination with respect to their exercise of their overallotment option, in any such Marketed Offering with respect to (i) all New Securities exceeding the current Rights Offering Threshold, (ii) all New Securities in excess of the Offering Size and, if applicable, any overallotment option in excess of the number of Overallotment Shares specified in the Notice of Issuance provided by the Company in connection with such Marketed Offering, (iii) all New Securities priced outside the Price Range and (iv) all New Securities in any offering where the Offering Size is not met. If an offering contemplated by Section 4.02(c) is not completed within 60 days following the Notice of Issuance with respect thereto, then the Company will be required to comply again with the provisions of Sections 4.02(b) and 4.02(c) in order to avail itself of the benefits of this Section 4.02(c). In case an offering contemplated by this Section 4.02(c) is consummated, the Investor shall be obligated to purchase its shares hereunder at the closing of such offering if and to the extent the conditions to the Investor’s obligations hereunder are met, and if such conditions are not met and to the extent the Investor exercises its right under this Section 4.02, the Investor shall purchase such shares as promptly as reasonably practicable thereafter, and on the same terms and subject to the same conditions that would be applicable to the underwriters in such offering; provided, however that (i) such terms and conditions applicable to the Investor shall not include any restrictions on the transferability of such New Securities or any standstill, voting or other restrictions, it being understood that all restrictions of such nature are contained in this Agreement, (ii) the Investor shall not be required to make any representations and warranties except those that relate solely to the Investor and (iii) the Investor shall not be required to undertake any indemnity obligations.
     (d)   The provisions of this Section 4.02 shall terminate upon the earlier to occur of the tenth anniversary of the Initial Closing and the date on which the Investor beneficially owns less than 10% of the aggregate number of shares of Company Common Stock then outstanding.
ARTICLE V
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES
     SECTION 5.01   General. (a) The shares of Company Common Stock beneficially owned by the Investor shall not be subject to transfer restrictions, except as expressly provided in this Article 5.

          (b)   The Investor agrees that neither it nor its affiliates will transfer shares of Company Common Stock to any person (other than a Permitted Transferee) if, to the knowledge of the Investor, after such transfer the purchaser thereof (or any person or group including such purchaser) would beneficially own more than 14.9% of the aggregate number of shares of Company Common Stock then outstanding; provided, however, that, subject to Section 4.01, this Section 5.01(b) shall not restrict the Investor from tendering, voting or otherwise having its shares participate in any tender offer or exchange offer or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction.
          SECTION 5.02   Restrictive Legends. (a) Each certificate evidencing shares of Company Common Stock shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities Laws):
     (i)   THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES GENERALLY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.
     (ii)   THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER THE TERMS OF THE STOCKHOLDERS’ AGREEMENT DATED      , 2007, AS AMENDED FROM TIME TO TIME, BETWEEN THE ISSUER AND THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF THAT AGREEMENT.
          (b)   The Company shall, at the request of a holder of shares of Company Common Stock, remove from each certificate evidencing such shares transferred in compliance with the terms of Section 5.01 and with respect to which no rights or obligations under this Agreement shall transfer, the legend described in Sections 5.02(a)(ii), and shall remove from each certificate evidencing such shares the legend described in Section 5.02(a)(i) if such shares are to be transferred in a transaction registered under the Securities Act or pursuant to Rule 144.
          SECTION 5.03   Termination of Transfer Restriction Provisions. The provisions of Section 5.01 shall terminate on the earliest to occur of:
     (a)   the tenth anniversary of the Initial Closing;
     (b)   the date on which the shares of Company Common Stock beneficially owned by the Investor represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding; or

     (c)   on the date on which the shares of Company Common Stock (excluding any Restricted Shares) beneficially owned by the Investor represent more than 50% of the aggregate number of shares of Company Common Stock then outstanding.
ARTICLE VI
INFORMATION RIGHTS
          SECTION 6.01   Furnishing of Information; Confidentiality. (a) The Company shall furnish or make available to the Investor and its Representatives, promptly after such information becomes available to the Company:
     (i)   such annual budget, business plans and financial forecasts as are customarily provided to the Board;
     (ii)   following the end of each fiscal quarter and fiscal year of the Company, such consolidated financial statements and operations reports of the Company (including audit reports with respect to fiscal years) as are customarily provided to the Board;
     (iii)   following the end of each calendar month, such internal management financial and operations reports regarding the Company’s financial results and operations as are customarily provided to the Company’s senior management;
     (iv)   all information that is provided to members of the Board in their capacity as such; and
     (v)   such other financial, management and operations reports reasonably requested by the Investor (including audited annual and unaudited quarterly financial statements in the event the Company is no longer obligated to provide such information in filings with the Commission).
          (b)   The Company shall, and shall cause its subsidiaries and the officers, directors, employees, auditors and agents of the Company and its subsidiaries to, afford the Investor and its Representatives reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each subsidiary.
          (c)   All Confidential Information shall be kept confidential by the Investor and shall not be disclosed by the Investor in any manner whatsoever other than as may be required by applicable Law or Nasdaq Regulation. The Investor acknowledges that any information provided to the Investor by the Company pursuant to this Section 6.01(c) may constitute material non-public information and that its possession of such information may subject the Investor to the restrictions of the Securities Act and the Exchange Act.
          (d)   The Investor may suspend the provisions of this Article VI at any time by delivery of a written notice to such effect to the Company. The provisions of this Article VI shall terminate on the date on which the shares of Company Common Stock beneficially owned by the Investor and its affiliates represent less than 10% of the aggregate number of shares of Company Common Stock then outstanding.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.01   Termination Generally. Except as otherwise specifically provided herein, (i)   this Agreement shall terminate, except for this Article 7, which shall survive such termination, (a) upon the written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder, (b) when the Investor and any of its Permitted Transferees cease to beneficially own any shares of Common Stock or (c) upon the termination of the Securities Purchase Agreement prior to the Initial Closing thereunder.
     SECTION 7.02   No Recourse(i)   . Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Investor covenant, agree and acknowledge that no recourse under this Agreement, or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, stockholder, partner or member of the Investor or of any of its affiliates, assignees or transferees, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being further expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, partner or member of the Investor or of any of its affiliates, assignees or transferees for any obligations of the Investor under this Agreement, or any documents or instruments delivered in connection with this Agreement, for any claim based on, in respect of, or by reason of, such obligations or their creation.
     SECTION 7.03   Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 7.03):
     (a)            if to the Company:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: President and Chief Executive Officer
Fax: (281) 863-8095
with copies to each of:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: Executive Vice President and General Counsel

Fax: (281) 863-8010
and
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Attn: Executive Vice President and Chief Financial Officer
Fax: (281) 863-8095
and
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Attn: Mr. David Palmer Oelman
Fax: (713) 615 - 5861
     (b)            if to the Investor:
Invus, L.P.
c/o The Invus Group, L.L.C.
750 Lexington Avenue (30th Floor)
New York, New York 10022
Attention: Mr. Raymond Debbane
                 Mr. Christopher Sobecki
with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Telecopy No.: (212) 455-2502
Attention: Mr. Robert Spatt
                 Mr. Peter Malloy
     SECTION 7.04   No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     SECTION 7.05   Expenses. Upon demand by the Investor from time to time, the Company shall promptly reimburse the Investor for, or shall promptly pay directly on behalf of the Investor or its affiliates, all out-of-pocket costs, fees and expenses (including all fees and expenses of counsel and other advisors) reasonably incurred by the Investor and its affiliates or on their behalf in connection with or related to the investigation and consideration of the Company and the Transactions (as defined in the Securities Purchase Agreement), the authorization, preparation, negotiation, execution, performance and enforcement of the Securities Purchase Agreement and the Ancillary Agreements (as defined in the Securities Purchase Agreement) and other documentation related thereto, the consummation of the transactions contemplated by such agreements, and the monitoring and administration of the Investor’s and its affiliates’ investment in the Company, except that the Company’s prior written consent will be required for the reimbursement of fees and expenses of consultants or experts engaged to advise on the Company’s conduct of its business strategy or operations.
     SECTION 7.06   Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, except as to matters governed by the internal corporation Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
     SECTION 7.07   Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.07.
     SECTION 7.08   Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.
     SECTION 7.09   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
     SECTION 7.10   Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.
     SECTION 7.11   Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void; provided, that the Investor may assign any or all its rights under this Agreement to one or more of its affiliates which purchase or hold shares of Company Common Stock; provided, further, that no such assignment shall relieve the Investor of any of its obligations hereunder and all shares of Company Common Stock held by any subsidiary or affiliate of the Investor shall be deemed to be held by the Investor for all purposes under this Agreement. Any affiliate of the Investor which holds or acquires shares of Company Common Stock shall be subject to the obligations of the Investor hereunder and all shares owned by the Investor and its affiliates shall be aggregated and considered to be owned by the Investor for all ownership thresholds hereunder.
     SECTION 7.12   Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Investor or (b) by a waiver in accordance with Section 7.13.
     SECTION 7.13   Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     SECTION 7.14   Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     SECTION 7.15   No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.
     SECTION 7.16   Public Announcements. Except as required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.
     SECTION 7.17   Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Investors’ part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     SECTION 7.18   Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     SECTION 7.19   Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.
     SECTION 7.20   Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any controversy, claim or dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

(signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY: LEXICON PHARMACEUTICALS, INC., a Delaware corporation
By:	/s/ Arthur T. Sands
	Name:	Arthur T. Sands, M.D., Ph.D.
	Title:	President and Chief Executive Officer

INVESTOR: INVUS, L.P., a Bermuda limited partnership
By:	/s/ Raymond Debbane
	Name:	Raymond Debbane
	Title:	President of Invus Advisors, LLC, its General Partner